UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 29, 2009
F5 Networks, Inc.

(Exact name of registrant as specified in its charter)

Washington	000-26041	91-1714307

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Elliott Avenue West	Seattle, WA 98119

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (206) 272-5555
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
          Change of Control Agreements
          On May 1, 2009, the Board of Directors (the “Board”) of the Company approved a change of control agreement (“Change of Control Agreement”) between the Company and the Company’s president and chief executive officer (“CEO”). On April 29, 2009, the Compensation Committee of the Board approved a Change of Control Agreement between the Company and other executive officers (“Other Named Executive Officers”) named in the Company’s most recent proxy statement filed with the Securities and Exchange Commission, and recommended for approval by the Board a Change of Control Agreement between the Company and the CEO.
          The following brief description summarizes certain material terms of each Change of Control Agreement. This summary description is not complete and is qualified in its entirety by, and should be read in conjunction with the complete text of the form of Change in Control Agreement, which is attached hereto as Exhibit 10.36 and is incorporated herein by reference.
          Each Change in Control Agreement entitles the executive officer to severance benefits if his employment with the Company is terminated within 2 years after a change in control of the Company, unless such termination is (i) due to death or total disability, (ii) by the Company for cause, or (iii) by the executive officer without good reason. The amount of severance payable to the CEO will be equal to two times, and in the case of the Other Named Executive Officers one times the sum of the executive officer’s (a) annual salary at the highest rate in effect in the 12 months preceding the change of control date and (b) highest annual target incentive bonus in effect in the 12 months preceding the change of control date. In addition, each executive officer will be entitled to a pro-rata annual bonus for the year in which his termination of employment occurs, and payment by the Company of premiums for health insurance benefit continuation for one year after termination of the executive officer’s employment, and outplacement services for a period of up to 12 months with a cost to the Company of up to $25,000.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits.
The following exhibit is filed as part of this Current Report on Form 8-K:
10.36	Form of Change of Control Agreement between F5 Networks, Inc. and each of John McAdam, John Rodriguez, Karl Triebes, Edward J. Eames, Dan Matte and certain other executive officers.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F5 NETWORKS, INC. (Registrant)
Date: May 4, 2009	By:	/s/ Jeffrey A. Christianson
Jeffrey A. Christianson
Sr. Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.36	Form of Change of Control Agreement between F5 Networks, Inc. and each of John McAdam, John Rodriguez, Karl Triebes, Edward J. Eames, Dan Matte and certain other executive officers.

4